As filed with the Securities and Exchange Commission on October 29, 2008

Registration No. 333-143310

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

on

FORM S-1

to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOLDEN PHOENIX MINERALS, INC.

(Name of small business issuer in its charter)

Nevada	1499	41-1878178
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

1675 East Prater Way, Suite 102

Sparks, Nevada 89434

(775) 853-4919

(Address and telephone number of principal executive offices and place of business)

________________

David A. Caldwell

Chief Executive Officer

1675 East Prater Way, Suite 102

Sparks, Nevada 89434

(775) 853-4919

(Name, address and telephone number of agent for service)

________________

Copies to:

Scott E. Bartel, Esq.

Kevin F. Barrett, Esq.

Bullivant Houser Bailey PC

1415 L Street, Suite 1000

Sacramento, California 95814

Telephone: (916) 930-2500

Fax: (916) 930-2501

Approximate date of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. (

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

TABLE OF CONTENTS

Page
DEREGISTRATION OF SECURITIES	1
SIGNATURES	2

DEREGISTRATION OF SECURITIES

Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”),is filing this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form SB-2, as amended, which was filed on June 29, 2007, (File No. 333-143310) (the “Registration Statement”), in order to deregister the shares of the Company’s common stock (the “Common Stock”) that were registered under the Registration Statement but that have not been sold under the Registration Statement by certain selling stock holders.

The Company believes that of the 31,943,178 shares of Common Stock registered under the Registration Statement, 27,084,056 shares of Common Stock were not sold under the Registration Statement and accordingly are being deregistered.

This Post-Effective Amendment is being filed by virtue of the expiration of the Company’s contractual obligation to maintain the effectiveness of the Registration Statement.

          In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement on Post-Effective Amendment No. 1 to Form S-1, to be signed on its behalf by the undersigned in the City of Sparks, Nevada, on the 29th day of October, 2008.

GOLDEN PHOENIX MINERALS, INC.

By: /s/ David A. Caldwell

David A. Caldwell, Chief Executive Officer
(Principal Executive Officer)

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ David A. Caldwell	Chief Executive Officer, Director	October 29, 2008
David A. Caldwell	(Principal Executive Officer)
/s/ Dennis P. Gauger	Chief Financial Officer	October 29, 2008
Dennis P. Gauger	(Principal Financial and Accounting Officer)
*	Director	October 29, 2008
Ronald L. Parratt
*	Director	October 29, 2008
Corby G. Anderson
/s/ J, Roland Vetter	Director	October 29, 2008
J. Roland Vetter
*	Director	October 29, 2008
Kent D. Aveson

*By:	/s/ David A. Caldwell
David A. Caldwell, Attorney-in-Fact